UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2009

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2009, the Company agreed to amend the Services Agreement, dated as of April 3, 2009, with American Realty Capital II, LLC, relating to the provision of certain consulting services to the Company as well making available to the Company certain backup support services (the "Services Agreement"). The Services Agreement was described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2009, which is incorporated herein by reference.

The Services Agreement was amended to provide that its effective date is January 15, 2010. All other terms, covenants and conditions contained in the Services Agreement remain the same.

This description of the material terms of the amendment to the Services Agreement is qualified in its entirety by the terms of such amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 4, 2009, we issued a press release announcing the execution of a purchase and sale agreement to acquire a three building medical office portfolio located in San Angelo, Texas, Corsicana, Texas, and Fort Wayne, Indiana. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 2 to Services Agreement, dated November 30, 2009
99.1 Press Release dated December 4, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

December 4, 2009	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to Services Agreement, dated November 30, 2009
99.1	Healthcare Trust of America, Inc. Press Release, dated December 4, 2009